Exhibit 6.2

SECURITIES PURCHASE AGREEMENT

by and between

PROMETHEUM, INC.

(a Delaware corporation)

and

HASHKEY DIGITAL ASSET GROUP LIMITED

(a Hong Kong corporation)

December ___, 2018

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 14, 2018, by and among PROMETHEUM, INC., a Delaware corporation (the “Company”), and HASHKEY DIGITAL ASSET GROUP LIMITED, a Hong Kong corporation (the “Investor”).

WHEREAS, the Company through itself and certain of its Affiliates (as defined hereinunder), is in the business of, among other related items, developing and offering an SEC registered and regulated market for securities and compliant cryptographic securities, which will provide a blockchain based venue for the issuance of registered and/or exempt securities (e.g. initial token offerings (“ITO”) of companies, projects and organizations), secondary trading of ITOs, clearing and settling ITO transactions, and maintaining custody and control of customer’s assets.

WHEREAS, the Investor through itself and certain of its Affiliates, is in the business of, among other items, developing, integrating and deploying technology in connection with the blockchain, crypto securities, financial technology and other items relevant to the Company’s business.

WHEREAS, the Investor, the Company and certain of their respective Affiliates are substantially simultaneously with and as a condition to entering into this Agreement, entering into the Technology Agreement (as defined below), the Partnership Agreement (as defined below) and the Rights Agreement (as defined below).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D (“Rule 506”), promulgated thereunder and/or Regulation S of the Securities Act (“Regulation S”), the Company desires to sell, and the Investor desires to purchase from the Company (i) 68,875,000 shares (each a “Share”) of common stock, par value $0.0001 per share (the “Common Stock”), which Shares equal twenty-nine (29%) percent of the issued and outstanding Common Stock, and (ii) 10,150,000 warrants, substantially in the form annexed hereto as Exhibit A (each a “Warrant”), each of which Warrant is, subject to the terms thereof, exercisable into one (1) Founder Token of the Company (10,150,000 Founder Tokens in the aggregate if all Warrants are exercised), which on the Closing Date shall equal twenty-nine (29%) percent of the Founder Tokens, on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

SECTION I.

Purchase and Sale of Securities

1.1          Agreement to Sell and Purchase.  Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company will issue and sell to the Investor, and the Investor will purchase from the Company (i) the 68,875,000 Shares, and (ii) 10,150,000 Warrants, for an aggregate purchase price of US $12,000,000 (the “Purchase Price”). The Shares and the Founder Tokens shall collectively be referred to herein as the “Securities.”

1.2          Purchase Price. The US $12,000,000 Purchase Price shall be paid as follows: (i) US $3,000,000 in cash paid at the Closing (as defined below), and (ii) $9,000,000 by providing technology and technology related services pursuant and in accordance with the Technology Agreement, dated as of the date hereof, by and between the Investor and the Company (including all exhibits and schedules, as amended or supplemented following the date thereof, the “Technology Agreement”).

1.3          Closing; Closing Date.  The consummation of the purchase and sale of the Securities (the “Closing”) shall be held as soon as reasonably practicable following the satisfaction (or waiver) of the conditions set forth in Section 1.5(a) and Section 1.5(b), but in no event later than December __, 2018 (the “Closing Date”). The Closing shall be effectuated remotely by facsimile or other electronic transmission of documents.

1.4          Deliveries.

(a)          Deliveries of the Company. On or prior to the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

(i)          a stock certificate representing the Shares registered;

(ii)         the Warrants in the name of the Investor executed by the Company;

(iii)        this Agreement executed by the Company;

(iv)        a unanimous written consent of the Board or Directors of the Company approving this Agreement, the other Transaction Documents, the transactions contemplated hereby and thereby including the issuance and sale of the Securities and related items;

(v)         the Investor and Founders Rights Agreement, dated the date hereof, by and between the Company, the Investor and the Founders (as defined therein), a form of which is annexed hereto as Exhibit B (the “Rights Agreement”), executed by the Company and the Founders;

(vi)        the Technology Agreement, dated the date hereof, by and among, the Company and Shanghai Wanxiang Blockchain Inc., a PRC corporation and a Partner (as defined in the Technology Agreement) of the Investor (“WB Inc.”) (the “Technology Agreement”), executed by the Company;

(vii)       the Strategic Partnership and Development Agreement, dated on or about the date hereof, by and between the Company and WB Inc. (the “Partnership Agreement”), executed by the Company;

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(viii)      Restated Articles. The Restated Articles shall have been duly adopted by the Company and shall remain in full force and effect; and

(ix)         Legal Opinion. The Company shall have delivered to the Investor an opinion of the Company’s outside legal counsel, dated the date of the Closing, relating to the Company’s incorporation and the due authorization of the Company to enter into the Transaction Documents and to issue the Shares.

(b)          Deliveries of the Investor. On or prior to the Closing, the Investor shall deliver or cause to be delivered to the Company the following:

(i)          this Agreement executed by the Investor;

(ii)          the Rights Agreement executed by the Investor;

(iii)        the Purchase Price in cash in immediately available funds by wire transfer to the Company’s designated bank account;

(iv)        the Technology Agreement executed by the Investor and WB Inc.; and

(v)         the Partnership Agreement executed by WB Inc.

1.5          Conditions Precedent to Closing.

(a)          Conditions Precedent to Obligations of the Company. The obligation of the Company hereunder to issue and sell to the Investor the Securities at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i)          the accuracy in all material respects as of the date hereof and on the Closing of the representations and warranties of the Investor contained herein;

(ii)         all obligations, covenants and agreements of the Investors required to be performed at or prior to the Closing Date shall have been performed; and

(iii)        the delivery by the Investor of the items set forth in Section 1.5(b) of this Agreement.

(b)          Conditions Precedent to the Obligations of the Investor. The obligation of the Investor hereunder to purchase the Securities from the Company at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

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(i)          the accuracy in all material respects as of the date hereof and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed; and

(iii)        the delivery by the Company of the items set forth in Section 1.5(a) of this Agreement.

SECTION 2

Representations and Warranties of the Company

The Company hereby represents and warrants the following as of each Closing Date:

2.1          Organization, Good Standing, Qualifications, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently being conducted and to enter into this Agreement. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement the term (i) “Material Adverse Effect” means any material adverse effect on the business, assets (including intangible assets), liabilities, results of operations and/or financial condition of the Company and its Subsidiaries, taken as a whole, provided none of the following shall constitute a Material Adverse Effect: (a) the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets and/or industries that the Company and its Subsidiaries (taken as a whole) operate in or intend to operate in including, but not limited to, the securities industry including the crypto securities industry and the blockchain and technology industry, including financial technology and/or changes in applicable laws, rules and regulations including US GAAP, (b) changes in the market price for crypto securities, and (c) effects resulting from the announcement and/or occurrence of the Closing; (ii) “Subsidiary” means any Person in which the Company, directly or indirectly, (a) owns 51% or more of the outstanding capital stock or holds any equity or similar interest of such Person, or (b) controls or operates all or any part of the business, operations or administration of such Person; (iii) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed in this “(iii),” (iv) “Affiliate” or “affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a Person, and as used in this “(iv),” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through ownership of voting securities or other ownership interest by contract, or otherwise, and (v) “knowledge” or “Knowledge” of a Person means as to a natural Person, the actual knowledge of such Person and as to an entity Person, the knowledge of the officers of such entity Person.

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2.2          Subsidiaries. Other than Prometheum Ember ATS, Inc. and the Company’s ownership of the Class C membership interest of Coincross LLC, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.3          Authorization. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents (as defined below); (ii) the execution and delivery of this Agreement and the other Transaction Documents by the Company and the performance of the Company’s obligations hereunder including the issuance, sale and delivery of the Securities and thereunder has been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors (the “Board”) or stockholders is required; and (iii) this Agreement and the other Transaction Documents have been duly executed and delivered and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, securities, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or indemnification or by other equitable principles of general application. For purposes of this Agreement, the term “Transaction Documents” means this Agreement, the Technology Agreement, the Rights Agreement and the Partnership Agreement and all schedules, exhibits and supplements and amendments to any of such agreements.

2.4          Valid Issuance of Securities. When issued, sold and delivered in accordance with the terms of this Agreement, the Securities will be duly and validly issued, fully paid, and nonassessable, and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws, this Agreement, the Rights Agreement and/or any other Transaction Document and liens and/or encumbrances created or imposed by the Investor.

2.5          No Disqualification Events. If the Securities are offered and sold to the Investor in reliance on Rule 506 (the “506 Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Onshore Offering, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506, and has furnished to the Investor a copy of any disclosures provided thereunder.

2.6          Other Covered Persons. The Company is not aware of any Person (other than any Selling Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Investors or potential Investors in connection with the sale of any of the 506 Securities.

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2.7          Notice of Disqualification Events. The Company will notify the Investors and any Selling Agent in writing, prior to each Closing Date (i) any Disqualification Event related to any Issuer Covered Person, and (ii) any event that with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

2.8          No Conflict. The execution, delivery and performance of this Agreement and the other Transaction Documents, by the Company and the issuance and sale of the Securities contemplated hereby, does not to the knowledge of the Company: (i) violate any provision of the Bylaws or the Certificate of Incorporation, (ii) constitute an event of default under any material agreement which the Company is a party where such event of default would have a Material Adverse Effect, or (iii) create a lien or encumbrance on any material property of the Company under any agreement by which the Company is bound, which would have a Material Adverse Effect.

2.9          Capitalization. The authorized capital stock of the Company is set forth on Schedule 2.8 hereto and consists of (i) 500,000,000 shares of Common Stock, of which 168,625,000 shares of Common Stock are issued and outstanding; and (ii) 100,000 shares of preferred stock, par value $0.0001 per share, of which no preferred shares are outstanding. Schedule 2.8 hereto provides the capital structure of the Company and similar information regarding the Warrants and Ember Tokens, including the Founders Tokens immediately prior to and following the Closing. Other than as set forth in this Agreement (including Schedule 2.8 hereto and in the Rights Agreement), to the knowledge of the Company, there are no (i) warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock of the Company; (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and/or (iii) anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding securities of the Company that will be triggered by the issuance of the Securities. Except as set forth above, including Schedule 2.8, there are no authorized or outstanding equity securities in the Company. There are no outstanding options, warrants, rights (including conversion, preemption rights or otherwise) or agreements for the subscription or purchase from the Company of any equity securities.

2.10          Actions Pending. To the knowledge of the Company, there is no action, suit, claim, investigation or proceeding pending against the Company which questions the validity of this Agreement or the issuance and sale of the Securities that would have a Material Adverse Effect.

2.11          Liabilities. There are no liabilities of the Company other than liabilities (i) disclosed in, related to or arising under any agreements, instruments or other matters disclosed in the Transaction Documents, (ii) incurred in the ordinary course of business, or (iii) other undisclosed liabilities that are not material to the Company taken as a whole.

2.12          Financial Statements. The Company has delivered to the Investor the Company financial statements, which fairly present in all material respects the financial condition and operating results of the subsidiaries of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the financial statements, none of the subsidiaries have material Liabilities or obligations, contingent or otherwise. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with the applicable accounting principles.

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2.13          Tax Filings. The Company has timely filed or caused to be filed all tax returns required to be filed by it, all such tax returns are true, correct and complete in all material respects, and the Company has paid, or provided adequate reserves, for all deficiencies or other assessments of tax owed by it. No unassessed tax deficiency has been proposed or threatened against the Company.

2.14          Compliance with Law. To the Knowledge of the Company, the Company’s business is currently being conducted in accordance with applicable federal, state and local governmental laws, except as would not reasonably be expected to cause a Material Adverse Effect.

2.15          Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors as contemplated hereby.

2.16          No General Solicitation; Agent Fees. Neither the Company, any of its Affiliates nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company has not agreed to pay any Person any commissions or other payments in connection with the sale of the Securities.

SECTION 3

Representations and Warranties of the Investor

The Investor represents, warrants and acknowledges as of the date hereof and on the Closing Date as follows:

3.1          Access to Information; Certain Disclosure. Investor has performed extensive due diligence on the Company, its business and proposed business including, but not limited to, its intellectual property, technology, officers, directors, capitalization, capital structure, its securities including the Warrants, Ember Tokens including Founder Tokens and other Tokens, the holders of the outstanding Securities and other securities of the Company, the Transaction Documents and all other items that the Investor determined necessary to enter into and perform its obligations under this Agreement and the other Transaction Documents. Investor and certain of its Affiliates has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from the Company, concerning and/or relating to, among other items and matters, the items and matters set forth in “(i)” of this Section 3.1 and the merits and risks of investing in the Securities; (ii) access to information and documents about the Company, its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) copies of all of the Transaction Documents; and (iv) the opportunity to obtain such additional information and/or documents that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

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3.2          Experience. The Investor is experienced in evaluating companies such as the Company, including early and/or development stage technology, entities including those involved in the financial industry including financial technology, crypto securities and blockchain technology businesses that have no trading markets for their securities and has knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of the Investor’s prospective investment in the Company, before and after the Closing, and has the ability and financial wherewithal to bear the economic risks of its purchase of the Securities including a complete loss of the Purchase Price.

3.3          Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor’s representation to the Company, which, by Investor’s execution of this Agreement, Investor hereby confirms, that the Securities (including the Founders Tokens issuable upon exercise of the Warrants) to be acquired by Investor pursuant to this Agreement will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to any of the Shares.

3.4          Restricted Securities; Rule 144. Investor understands that the Securities have not been registered under the Securities Act, by reason of specific exemptions from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein. Investor understands that the Securities (including the Founders Tokens issuable upon exercise of the Warrants) are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to such laws, Investor must hold all such Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Investor acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities (including the Founders Tokens issuable upon exercise of the Warrants), and on requirements relating to the Company which are outside of Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of Securities purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, the Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3.4 and in the Rights Agreement, subject to Sections 4.1(a) and (b), and will transfer the Securities on the books of the Company only to the extent not inconsistent herewith and therewith and/or not in violation of or prohibited by the Rights Agreement. The Investor acknowledges that there is no trading market for any of the Securities (including the Founders Tokens issuable upon exercise of the Warrants) and none may ever develop, or if developed, maintained

3.5          Authorization. This Agreement and the other Transaction Documents when executed and delivered by the Investor and WB Inc. will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

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3.6          Investor Status.  At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it receives the Securities it will be, either:  (i) an “accredited investor” as defined in Rule 501 of the Securities Act, and/or (ii) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.  Such Investor was not organized for the purpose of acquiring the Securities (including the Founders Tokens issuable upon exercise of the Warrants) and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

3.7          General Solicitation.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Investor further acknowledges that he or it, or his or its Affiliate, has a pre-existing relationship with the Company such as (i) as a holder of currently outstanding securities of the Company, or (ii) another affiliation with the Company or its affiliates.

3.8          Fees and Commissions.  The Investor has not retained any intermediary with respect to the transactions contemplated by this Agreement.

3.9          Non-United States Person Status. The Investor is (i) not a U.S. Person (as defined in Regulation S) and is not acquiring the Securities for the account or benefit of a U.S. Person, (ii) was not in the United States at the time of the origination of contact concerning this Agreement, and at the date of execution and delivery of this Agreement, the Investor was outside the U.S., its territories and possessions, and (iii) has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained under applicable securities laws, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Investor’s purchase and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction. Investor agrees not to engage in hedging transactions with regard to any of the Shares, unless in compliance with the Securities Act. Investor acknowledges that the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act, provided in all cases each Transfer is not prohibited and/or in violation of the Rights Agreement. Investor agrees to resell the Securities only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act and in any event such does not violate and/or is prohibited by the Rights Agreement.

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3.10        Stop Transfer.  The Investor agrees that the Company shall refuse to register any transfer of any Securities (including the Founders Tokens issuable upon exercise of the Warrants) not made in accordance with Regulation S, Rule 506 and/or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act and otherwise not prohibited by and/or in violation of the Rights Agreement, and that the Company may place a stop transfer order on its books and records and with any transfer agent, the Company may in the future hire, covering all certificates representing the Securities.

3.11        No Government Review. Investor understands that no federal or state agency, any other governmental agency nor any governing or regulatory body, including, but not limited to, the SEC, any State securities commission, any trading market or FINRA, has passed upon or made any recommendation or endorsement of the Securities, the Company or the transactions contemplated hereby.

3.12        Restrictions on Transfer. Investor covenants and agrees that it shall not transfer any of the Securities (including the Founders Tokens issuable upon exercise of the Warrants) in a transaction that is not registered under the Securities Act and any applicable state securities laws, unless (a) an exemption from registration and qualification requirements is available for such transaction under the Securities Act and applicable state securities laws, (b) the Company has received an opinion of counsel satisfactory to it stating that such registration and qualification is not required, and (c) such transfer complies with and is not prohibited by and/or in violation of the Rights Agreement. Investor understands that certificates representing the Shares shall bear one or more of the legends provided in Section 4.1(b) hereof, or legends substantially similar, until such time as they have been registered under the Securities Act or otherwise may be sold without volume or other limitations under Rule 144 promulgated under the Securities Act, but subject to the Rights Agreement.

3.13        Counsel. In connection with its due diligence and the negotiation and execution of this Agreement and the other Transaction Documents, Investor has not relied, directly or indirectly, on the Company, or any of its officers, stockholders, directors, attorneys, accountants, representatives, agents, Affiliates, Founders and/or advisors for any advice, including any investment, accounting and/or legal advice.

3.14        Authorization. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong. WB Inc. is a corporation duly organized, validly existing and in good standing under the laws of the Peoples Republic of China. Each of the Investor and WB Inc. has all requisite corporate power and authority to carry on their businesses as presently being conducted and to enter into this Agreement and the other Transaction Documents (as applicable) and perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents by the Investor and WB Inc. (as applicable), and the performance of their respective obligations hereunder and thereunder including, but not limited to, the purchase of the Securities by the Investor, have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, WB Inc., their respective Board of Directors (the “Board”) and/or stockholders is required. This Agreement and the other Transaction Documents each have been duly executed and delivered and constitutes valid and binding obligation of the Investor and WB Inc. (as applicable), enforceable against each in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, securities, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or indemnification or by other equitable principles of general application.

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3.15        No Conflict. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Investor and WB Inc. (as applicable) does not and will not (i) violate any provision of the bylaws or the certificate of incorporation (or similar organizational documents), each as amended through and including the date hereof, of the Investor and/or WB Inc., (ii) constitute an event of default under any material agreement which the Investor and/or WB Inc. is a party, (iii) create a lien or encumbrance on any material property of the Investor and WB Inc. under any agreement by which the Investor and/or WB Inc. is bound, and/or (iv) violate any laws, rules and/or regulations.

3.16        Actions Pending. To the knowledge of the Investor and WB Inc., there is no action, suit, claim, investigation or proceeding pending against either which questions the validity of this Agreement, the other Transaction Documents and/or the performance hereby or thereof by the Investor and/or WB Inc.

3.17        That Investor and WB Inc. each have made all necessary arrangement to perform all required obligations and duties in this Agreement and the other Transaction Documents.

SECTION 4

Other Agreements of the Parties

4.1          Legends; Removal of Legends, Etc.

(a)          Investor acknowledges and agrees that the Securities (including the Founders Tokens) may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Investor acknowledges that it will be required to provide the Company and the Company transfer agent (if and when one is appointed by the Company) with an opinion of counsel selected by the Investor (who is reasonably acceptable to the Company and the Transfer Agent), the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act and such transfer complies with the Rights Agreement.

(b)          Investor acknowledges and agrees that all certificates representing Securities (as well as the Founders Tokens issuable upon exercise of the Warrants), shall contain one or more of the following legends thereon providing substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO, AMONG OTHER THINGS, AGREEMENTS, COVENANTS AND RESTRICTIONS PROVIDED IN THE INVESTOR AND FOUNDERS RIGHTS AGREEMENT DATED AS OF DECEMBER __, 2018, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE PERSONS NAMED THEREIN. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY ANY SHAREHOLDER OF THE COMPANY UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

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THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED (DIRECTLY OR INDIRECTLY) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER COMPLIES WITH THE SECURITIES ACT.

(c)          Unless otherwise required pursuant to the Rights Agreement, certificates evidencing the Securities shall not contain any legend (including the legends set forth in Section 4.1(b) hereof): (i) following the resale of such Securities pursuant to an effective registration statement under the Securities Act covering the resale of such Securities, or (ii) following any resale of the Securities pursuant to and in compliance with Rule 144. Investor, at the Company’s request, shall cause its counsel to issue a legal opinion to the Company and any transfer agent (in form and substance satisfactory to the Transfer Agent) to effect the removal of the legend hereunder.

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4.2          Form D Filing.  The Company agrees, to the extent required by law, to timely file a Form D with respect to the Shares as required under Regulation D.

4.3          Use of Proceeds. The Company will use the net proceeds from the sale of the Shares for general corporate purposes and working capital of the Company.

SECTION 5

Miscellaneous

5.1          Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

5.2          Survival. The representations and warranties, covenants and agreements made by the Investor and the Company herein shall survive each Closing Date for a period of nine (9) months.

5.3          Successors, Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other; except that either party may assign this Agreement to an Affiliate of such party or to any third party that acquires all or substantially all of such party’s business, whether by merger, sale of assets or otherwise.

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5.4          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Prometheum, Inc.

120 Wall Street, 25th Floor

New York, NY 10005

Telephone: (212) 514-8369

Facsimile: (212) 809-4147

Attn: Benjamin S. Kaplan, Co-Chief Executive Officer

Email: ben@prometheum.info

If to the Investor:

HashKey Digital Asset Group Limited

614-615, Level 6, Cyberport 3

100 Cyberport, Hong Kong

Telephone: (852) 3598-3078

Facsimile: (852) 8343-0950

Attn: Ben El-Baz

Email: ben@xdaex.com

5.5          Expenses. Each of the Company and the Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

5.6          Finder’s Fees. Each of the Company and the Investor shall indemnify and hold the other harmless from any liability for any commission, compensation and/or other compensation to any intermediary retained by the Company or the Investor (as the case may be) with respect to the transactions contemplated hereby, including, but not limited to, the costs, expenses and legal fees of defending against such liability, for which the Company or the Investor, or any of its respective Partners, Affiliates, employees, or representatives, as the case may be, is responsible.

5.7          Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

5.8          Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

5.9          Entire Agreement. This Agreement including the exhibits and schedules attached hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

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5.10        Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

5.11        Independent Nature of Investors’ Obligations and Rights.  The obligation of the Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations.  The Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement and related documents.  The Company has elected to provide all Investors with the same terms and Offering documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

5.12        Incorporation by Reference. The “WHEREAS” and “NOW, THEREFORE, IN CONSIDERATION” clauses of this Agreement are expressly incorporated and made a part of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

PROMETHEUM, INC.

By:	/s/ Martin H. Kaplan
Name: Martin H. Kaplan
Title: Chairman

INVESTOR:

HASHKEY DIGITAL ASSET GROUP LIMITED

By:	/s/ Xiao Feng
Name: Dr. Xiao Feng
Title: Director

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SCHEDULE I

The number of shares of Common Stock, Ember Tokens and other Company Securities owned by each Holder are set forth below.

SCHEDULE 2.8

Capitalization

EXHIBIT A

Form of Warrant

EXHIBIT B

Form of Rights Agreement